                    SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

                       (Amendment No. __)

Filed by the Registrant    /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                 The Southern Africa Fund, Inc.
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        (Name of Registrant as Specified In Its Charter)


----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X /     No fee required
/  /     Fee computed on table below per Exchange Act Rule 14a-
         6(i)(1) and 0-11.

         (1)  Title of each class of securities to which
         transaction applies:
----------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction
         applies:
----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
----------------------------------------------------------------

         (4)  Proposed maximum aggregate value of transaction:
----------------------------------------------------------------
         (5)  Total fee paid:
----------------------------------------------------------------

/   /    Fee paid previously with preliminary materials.
/   /    Check box if any part of the fee is offset as provided
         by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid:

              (2)  Form, Schedule or Registration Statement No.:

              (3)  Filing Party:

              (4)  Date Filed:

[LOGO OF ALLIANCE CAPITAL]                        THE SOUTHERN AFRICA FUND, INC.

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1345 Avenue of the Americas, New York, New York 10105
Toll Free (800) 221-5672
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                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 30, 1998

To the Stockholders of The Southern Africa Fund, Inc.:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of The Southern Africa Fund, Inc. (the "Fund") will be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York, on Thursday, April 30, 1998 at 11:00 a.m., for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated March 23, 1998:

  1. To elect three Directors of the Fund, each to hold office for a term of three years, and until his or her successor is duly elected and qualified;

  2. To ratify the selection of Ernst & Young LLP as independent auditors of the Fund for its fiscal year ending November 30, 1998;

  3. To approve amendments to the Sub-Advisory Agreement dated February 25, 1994 (the "Sub-Advisory Agreement") among the Fund, Alliance Capital Management L.P., the Fund's investment adviser, and Sanlam Asset Management (Gibraltar) Limited, the Fund's sub-adviser ("Sanlam Asset Management"), to
(a) increase the annual sub-advisory fee to be paid to Sanlam Asset Management, without increasing the total of the annual advisory and sub-advisory fees payable by the Fund, (b) remove from the Sub-Advisory Agreement a provision requiring stockholder approval of future amendments thereto, other than stockholder approval mandated by the Investment Company Act of 1940, as amended, and (c) make certain conforming, updating and miscellaneous other changes; and

  4. To transact such other business as may properly come before the Meeting.

  The Board of Directors has fixed the close of business on February 20, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors.

                                       By order of the Board of Directors,

                                       Edmund P. Bergan, Jr. Secretary

New York, New York
March 23, 1998

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                            YOUR VOTE IS IMPORTANT
  PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, SIGN AND DATE IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO SAVE THE FUND ANY ADDITIONAL EXPENSE OF FURTHER SOLICITATION, PLEASE MAIL YOUR PROXY PROMPTLY.

-------------------------------------------------------------------------------
  (R) This registered service mark used under license from the owner, Alliance Capital Management L.P.

                                PROXY STATEMENT

                        THE SOUTHERN AFRICA FUND, INC.

                          1345 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10105

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                APRIL 30, 1998

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Southern Africa Fund, Inc., a Maryland corporation (the "Fund"), to be voted at the Annual Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York, on Thursday, April 30, 1998 at 11:00 a.m. The solicitation will be by mail and the cost will be borne by the Fund. The Notice for this Meeting, this Proxy Statement and the accompanying Proxy Card are being mailed to stockholders on or about March 23, 1998.

  The Board of Directors has fixed the close of business on February 20, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. The outstanding voting shares of the Fund then consisted of 6,007,100 shares of common stock, each share being entitled to one vote. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies will be voted (i) for the election of three Directors, (ii) for the ratification of the selection of Ernst & Young LLP as the Fund's independent auditors for its fiscal year ending November 30, 1998, and (iii) for the approval of a proposal to amend the Sub-Advisory Agreement dated February 25, 1994 (the "Sub-Advisory Agreement") among the Fund, Alliance Capital Management L.P., the Fund's investment adviser ("Alliance"), and Sanlam Asset Management (Gibralter) Limited, the Fund's sub-adviser ("Sanlam Asset Management"), to (a) increase the annual sub-advisory fee to be paid to Sanlam Asset Management, without increasing the total of the annual advisory and sub-advisory fees payable by the Fund, (b) remove from the Sub-Advisory Agreement a provision requiring stockholder approval of future amendments thereto, other than stockholder approval mandated by the Investment Company Act of 1940, as amended (the "Act"), and (c) make certain conforming, updating and miscellaneous other changes. Any stockholder may revoke that stockholder's proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Fund at the Fund's offices at 1345 Avenue of the Americas, New York, New York 10105, by signing another proxy of a later date or by personally voting at the Meeting.

  If a proxy properly executed is returned accompanied by instructions to withhold authority to vote (an abstention) or represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote), the shares represented thereby, with respect to matters to be determined by a plurality or specified majority of the votes cast on such matters (i.e., Proposals One and Two), will be considered present for purposes of determining the existence of a quorum for the transaction of business but, not being cast, will have no effect on the outcome of such matters. With respect to Proposal Three, the adoption of which requires the affirmative vote of a specified proportion of Fund shares, an abstention or broker non-vote will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against the matter.

  A quorum for the Meeting will consist of a majority of the shares outstanding. In the event that a quorum is not represented at the Meeting or, even if a quorum is so represented, in the event that sufficient votes in favor of any proposal set forth in the Notice of Meeting are not received prior to the Meeting, the persons named as proxies may, but are under no obligation to, with no other notice than announcement at the Meeting, propose and vote for one or more adjournments of the Meeting in order to permit further solicitation of proxies with respect to such proposal. The Meeting may be adjourned with respect to fewer than all the proposals in the Proxy Statement, and a stockholder vote may be taken on any one of the proposals prior to any adjournment if sufficient votes have been received for approval thereof. Shares represented by proxies indicating a vote against a proposal will be voted against adjournment as to that proposal.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  Pursuant to the Articles of Incorporation and By-laws of the Fund, the Board of Directors has been divided into three classes. The term of office of the members of Class Three will expire as of the Meeting, that of Class One will expire as of the Annual Meeting of Stockholders to be held in 1999 and that of Class Two will expire as of the Annual Meeting of Stockholders to be held in 2000. Upon expiration of the term of office of each class as set forth above, those persons then elected as Directors in that class would serve for a term of three years following their election and until their successors are elected and qualified. Messrs. T.N. Chapman and David D.T. Hatendi and Dr. Reba W. Williams are currently members of Class Three; Mr. Dave H. Williams, Prof. Dennis Davis and Mr. Stephen Koseff are currently members of Class One; and Dr. Willem de Klerk and Messrs. Moss L. Leoka, Ronnie Masson, Frank Savage and Peter G.A. Wrighton are currently members of Class Two.

  Under this class structure, only those Directors in a single class may be changed in any one year, and it would require two years to change a majority of the Board of Directors (although under Maryland law, procedures are available for the removal of Directors even if they are not then standing for re-election and, under Securities and Exchange Commission regulations, procedures are available for including appropriate stockholder proposals in the Fund's annual proxy statement). This system of electing Directors, which may be regarded as an anti-takeover provision, may make it more difficult for the Fund's stockholders to change the majority of Directors and, thus, have the effect of maintaining the continuity of management.

  At a meeting of the Board of Directors held on October 18, 1997, Messrs. Chapman and Hatendi and Dr. Williams were each nominated as Directors in Class Three for election at the Meeting. At the Meeting, each of them is to be elected to serve for a term of three years and until their successors are elected and qualified. The affirmative vote of a plurality of the votes cast at the Meeting is required to elect a Director. It is the intention of the persons named in the enclosed proxy to nominate and vote in favor of the election of each nominee. Each nominee has consented to serve as a Director. The Board of Directors knows of no reason why any of the nominees will be unable to serve, but in the event of such inability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend. Although the Fund is a Maryland corporation, certain of its Directors and officers are not residents of the United States, and substantially all of the assets of such persons may be located outside of the United States. As a result, it may be difficult for United States investors to effect service of process upon such Directors or officers within the United States or to realize judgments of courts of the United States predicated upon civil liabilities of such Directors or officers under the federal securities laws of the United States.

  Certain information concerning the Fund's Directors is set forth below. Mr. Dave H. Williams and Dr. Reba W. Williams are each a director or trustee of one or more other investment companies sponsored by Alliance.

                                                                NUMBER OF SHARES
  NAME, AGE, POSITIONS AND OFFICES                                BENEFICIALLY
      WITH THE FUND, PRINCIPAL        YEAR FIRST   YEAR TERM    OWNED DIRECTLY OR
     OCCUPATIONS DURING THE PAST       BECAME A   AS DIRECTOR   INDIRECTLY AS OF
 FIVE YEARS AND OTHER DIRECTORSHIPS    DIRECTOR   WILL EXPIRE   FEBRUARY 20, 1998
 ----------------------------------   ----------  -----------   -----------------
    * Dave H. Williams, Chairman,
      65. Chairman of the Board of
      Alliance Capital Management
      Corporation, the general
      partner of Alliance ("ACMC"),
      since prior to 1992; Director
      of The Equitable Companies                     1999
      Incorporated..................     1994     (Class One)        10,000
  ++# T.N. Chapman, Director, 64.
      Chairman of The Southern Life
      Association Limited; Chairman
      of Airports Co. Limited;
      Chairman of First National
      Bank of Southern Africa
      Limited; Director of Anglo
      American Corporation of S.A.
      Ltd. and Oceana Fishing Group                  2001+
      Limited.......................     1994    (Class Three)         925
  ++# Prof. Dennis Davis, Director,
      47. Director of The Centre for
      Applied Legal Studies,
      University of the                              1999
      Witwatersrand.................     1994     (Class One)          -0-
  ++# David D.T. Hatendi, Director,
      44. Managing-Director of
      Merchant Bank of Central
      Africa Limited and a Director                  2001+
      of Old Mutual (Zimbabwe)......     1994    (Class Three)         -0-

--------
  * "Interested person," as defined in the Act, of the Fund because of affiliation with Alliance.
  + If elected at the Meeting.
 ++ Member of the Nominating Committee.
  # Member of the Audit Committee.

                                                               NUMBER OF SHARES
  NAME, AGE, POSITIONS AND OFFICES                               BENEFICIALLY
      WITH THE FUND, PRINCIPAL        YEAR FIRST   YEAR TERM   OWNED DIRECTLY OR
    OCCUPATIONS DURING THE PAST        BECAME A   AS DIRECTOR  INDIRECTLY AS OF
 FIVE YEARS AND OTHER DIRECTORSHIPS    DIRECTOR   WILL EXPIRE  FEBRUARY 20, 1998
 ----------------------------------   ---------- ------------- -----------------
 ++# Dr. Willem de Klerk, Director,
     69. Professor of Journalism and
     Political Communications;                       2000
     political consultant...........     1994     (Class Two)         -0-

    Stephen Koseff, Director, 46. Chief
     Executive Officer and Director
     of Investec Bank Limited;
     Director of Investec Bank UK
     Ltd., Investec Group Ltd.,
     Investec Holdings Ltd., Fedsure
     Holdings Ltd., Bidvest Ltd.,
     Carr Sheppards Ltd., Israel
     General Bank Ltd., Clive
     Discount Co. Ltd., Council of
     South African Bankers, JCI Ltd.                 1999
     and Ernst & Company ...........     1994     (Class One)         -0-

++#*Moss L. Leoka, Director, 47.
     Managing Director of Moss Leoka
     Communications; Chief Executive
     Officer of Alliance Odyssey
     Capital Management (Pty) Ltd.
     (South Africa), Director of
     Cadbury S.A. (Pty) Ltd.,
     Regional Resources Ltd.,
     Airports Company Limited,
     Platgold Minerals Ltd.,
     Vincemus Investments Ltd. and                   2000
     Promat College of Education....     1994     (Class Two)         -0-

##Ronnie Masson, Director, 61.
     Formerly Senior General
     Manager-Investments, Sanlam
     Asset Management; Director of
     Genbel, Gensec, Sanlam Asset
     Management and Sanlam                           2000
     Properties.....................     1994     (Class Two)         -0-

 * Frank Savage, Director, 59.
     Director of ACMC; Chairman of
     Alliance Capital Management
     International and Alliance
     Corporate Finance Group
     Incorporated; Director of
     Essence Communications,
     Lockheed Martin Corporation and
     ARCO Chemical Company. Formerly
     Chairman of Equitable Capital                   2000
     Management Corporation.........     1994     (Class Two)         850

 * Dr. Reba W. Williams, Director,
     61. Director of ACMC; Director
     of Special Projects, ACMC; art
     historian and writer. She was
     formerly a financial writer and
     consultant, Vice President and
     a security analyst for
     Mitchell-Hutchins, Inc. and an
     analyst for McKinsey & Company,                 2001+
     Inc. ..........................     1994    (Class Three)      10,000

--------
 * "Interested person," as defined in the Act, of the Fund because of affiliation with Alliance.
 +  If elected at the Meeting.
++  Member of the Nominating Committee.
 #  Member of the Audit Committee.
## "Interested person," as defined in the Act, of the Fund because of affiliation with Sanlam Asset Management.

                                                              NUMBER OF SHARES
  NAME, AGE, POSITIONS AND OFFICES                              BENEFICIALLY
      WITH THE FUND, PRINCIPAL         YEAR FIRST  YEAR TERM  OWNED DIRECTLY OR
     OCCUPATIONS DURING THE PAST        BECAME A  AS DIRECTOR INDIRECTLY AS OF
 FIVE YEARS AND OTHER DIRECTORSHIPS     DIRECTOR  WILL EXPIRE FEBRUARY 20, 1998
 ----------------------------------    ---------- ----------- -----------------
++#Peter G.A. Wrighton, Director, 63.
     Chairman of Elephant Pass Wine
     Company (Pty) Ltd. and Africa
     Resources Limited; Director of
     Consolidated Frame Textiles
     Ltd., First National Bank
     Holdings Ltd., First National
     Bank of Southern Africa Ltd.,
     Frame Group Holdings Ltd., The
     SA Institute of Business Ethics
     (Pty) Ltd. and Capestar Growth
     Investments Ltd.; Trustee of
     Nelson Mandela Children's Fund;
     former Director of Liberty
     Holdings Ltd., Liberty Life
     Association of Africa Ltd., and
     Liblife Strategic Investments
     Ltd., former Chairman and Chief                 2000
     Executive of The Premier Group .     1994    (Class Two)       1,140

--------
++  Member of the Nominating Committee.
 #  Member of the Audit Committee.

  During the fiscal year ended November 30, 1997, the Board of Directors met five times, the Audit Committee met three times for the purposes described below in Proposal Two, and the Nominating Committee did not meet. The Nominating Committee was constituted for the purpose of selecting and nominating persons to fill any vacancies on the Board of Directors. The Nominating Committee does not currently consider candidates proposed by stockholders for election as Directors.

  The Fund does not pay any fees to, or reimburse expenses of, its Directors who are considered "interested persons" of the Fund. The aggregate compensation paid by the Fund to each of the Directors during its fiscal year ended November 30, 1997, the aggregate compensation paid to each of the Directors during the calendar year 1997 by all of the investment companies to which Alliance provides investment advisory services (collectively, the "Alliance Fund Complex"), and the total number of investment companies in the Alliance Fund Complex with respect to which each of the Directors serves as a director or trustee, are set forth below. Neither the Fund nor any other investment company in the Alliance Fund Complex provides compensation in the form of pension or retirement benefits to any of its directors or trustees.

                                                    TOTAL           TOTAL NUMBER OF
                              AGGREGATE          COMPENSATION     INVESTMENT COMPANIES
                             COMPENSATION     FROM THE FUND AND   IN THE ALLIANCE FUND
                         FROM THE FUND DURING THE ALLIANCE FUND  COMPLEX, INCLUDING THE
                           THE FISCAL YEAR    COMPLEX, INCLUDING FUND, AS TO WHICH THE
                          ENDED NOVEMBER 30,      THE FUND,      DIRECTOR IS A DIRECTOR
                                 1997            DURING 1997           OR TRUSTEE
    NAME OF DIRECTOR     -------------------- ------------------ ----------------------
Dave H. Williams........       $     0             $     0                  6
T.N. Chapman............       $13,000             $10,500                  1
Prof. Dennis Davis......       $12,500             $10,500                  1
David D.T. Hatendi......       $12,500             $10,500                  1
Dr. Willem de Klerk.....       $12,500             $10,500                  1
Stephen Koseff..........       $ 9,500             $ 9,500                  1
Moss L. Leoka...........       $ 7,500             $ 5,000                  1
Dr. Enos Mabuza.........       $12,500             $10,000                  1
Ronnie Masson...........       $ 7,500             $ 5,000                  1
Frank Savage............       $     0             $     0                  1
Desmond K. Smith........       $     0             $     0                  1
Dr. Reba W. Williams....       $     0             $     0                  3
Peter G.A. Wrighton.....       $13,000             $10,500                  1

  Alliance has instituted a policy applicable to all funds in the Alliance Fund Complex contemplating, in the case of the Fund, that each Director will each invest at least $10,000 in shares of the Fund before the end of 1998.

  As of February 20, 1998, the Directors and officers of the Fund as a group owned less than 1% of the shares of the Fund. Since December 1, 1996, none of the Fund's Directors engaged in a purchase or sale of the securities of Alliance or Sanlam Asset Management or any of their respective parents or subsidiaries, in an amount exceeding 1% of the relevant class of outstanding securities.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOREGOING NOMINEES TO SERVE AS DIRECTORS OF THE FUND.

                                 PROPOSAL TWO

                         RATIFICATION OF SELECTION OF
                             INDEPENDENT AUDITORS

  The Board of Directors recommends that the stockholders of the Fund ratify the selection of Ernst & Young LLP, independent auditors, to audit the accounts of the Fund for the fiscal year ending November 30, 1998. Their selection was approved by the vote, cast in person, of a majority of the Board of Directors, including a majority of the Directors who are not "interested persons" of the Fund, as defined in the Act, at a meeting held on October 18, 1997. The affirmative vote of a majority of the votes cast at the Meeting is required to ratify such selection. Ernst & Young LLP has audited the accounts of the Fund since the Fund's commencement of operations and does not have any direct financial interest or any material indirect financial interest in the Fund. A representative of Ernst & Young LLP is expected to attend the Meeting and to have the opportunity to make a statement and to respond to appropriate questions from the stockholders. The Audit Committee of the Board of Directors generally meets twice a year with representatives of Ernst & Young LLP to discuss the scope of their engagement and review the financial statements of the Fund and the results of their examination thereof.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE FUND.

                                PROPOSAL THREE

 APPROVAL OF AMENDMENTS TO THE SUB-ADVISORY AGREEMENTAMONG THE FUND, ALLIANCE
                          AND SANLAM ASSET MANAGEMENT

  At the February 27, 1998 meeting of the Board of Directors of the Fund, Alliance requested that the Directors approve, and recommend to the stockholders of the Fund for their approval, proposed amendments to the Sub-Advisory Agreement that would increase the fee payable by the Fund to Sanlam Asset Management under the Sub-Advisory Agreement and that the Directors approve corresponding amendments to the Investment Management Agreement dated February 25, 1994 (and approved by the initial stockholder of the Fund on February 17, 1994) between the Fund and Alliance (the "Investment Management Agreement") to reduce the annual advisory fee payable to Alliance thereunder by the amount of the increased fee to be paid to Sanlam Asset Management. The amendments would not change in any respect the aggregate of the annual advisory and sub-advisory fees payable by the Fund.

  In its presentation to the Directors, Alliance noted that since the Fund's commencement of operations in 1994 Alliance had received from the Fund a quarterly fee at the annualized rate of .90% of the Fund's average weekly net assets while Sanlam Asset Management had received a quarterly fee at the annualized rate of .20% of the greater of (i) the Fund's average weekly net assets invested in the securities of South African issuers and (ii) 90% of the Fund's average weekly net assets. Alliance also noted that Investec Asset Management (International) Limited ("Investec"), had served as a co-subadviser to the Fund, receiving the same fee as Sanlam Asset Management, until its resignation effective December 7, 1996. Alliance advised the Directors that particularly since the resignation of Investec, the nature and extent of the research and other services provided by Sanlam Asset Management to the Fund have broadened substantially. Alliance noted, in particular, that Sanlam
Asset Management's establishment of a London office in 1997 has enhanced its ability to add value to

Alliance's stock selection process on behalf of the Fund. It also stated that Sanlam Asset Management's role has become increasingly more important to Alliance's efforts to secure meaningful positions in the attractive investments that become available as South Africa's major institutional investors gradually diversify their own portfolios. Alliance advised the Directors that neither Sanlam Asset Management's increased activity nor the recommendation to raise the level of sub-advisory fees payable to Sanlam Asset Management signals in any respect a diminution either of Alliance's responsibilities with respect to the Fund or in the level of Alliance's services to the Fund.

  Because of Sanlam Asset Management's increased contribution to the Fund's investment management process, Alliance and Sanlam Asset Management agreed, subject to approval by the Directors and the Fund's stockholders, to a reallocation of the aggregate fees payable by the Fund under the Investment Management and Sub-Advisory Agreements, effecting a 50% increase in Sanlam Asset Management's fee with a corresponding reduction in the fee payable to Alliance. Accordingly, Alliance recommended that the Director's approve, and recommend to the stockholders for their approval, that the annualized rate of the sub-advisory fee payable by the Fund quarterly to Sanlam Asset Management be increased to .30%, from the current .20%, of the greater of (i) the Fund's average weekly net assets invested in securities of "South African issuers" or
(ii) 90% of the Fund's average weekly net assets. Correspondingly, instead of Alliance's receiving a quarterly advisory fee at an annualized rate of .90% of the Fund's average weekly net assets, Alliance would thereafter receive a quarterly fee at an annualized rate of either (i) .81% of the Fund's average weekly net assets if 90% or less of the Fund's average weekly net assets are invested in securities of South African issuers or (ii) the sum of (a) .80% of the Fund's average weekly net assets and (b) .1% of the Fund's average weekly net assets not invested in securities of South African issuers if greater than 90% of the Fund's average weekly net assets are invested in securities of South African issuers. For the fiscal year ended November 30, 1997, the Fund paid Sanlam Asset Management $226,451 pursuant to the Sub-Advisory Agreement. If the proposed fee arrangement had been in effect, the fee to Sanlam Asset Management would have been $333,424, an increase of $106,973, or 47.24%, and the fee to Alliance would have been reduced by $106,973, a decrease of 9.73%.

  The proposed amendments would not change the aggregate of the annual advisory and sub-advisory fees payable by the Fund. With these changes, if, for example, 91% (the approximate percentage so invested at the close of the Fund's last fiscal year on November 30, 1997) of the Fund's average weekly net assets were invested in securities of South African issuers, under the current Investment Management and Sub-Advisory Agreements, the annualized fees payable to Alliance and Sanlam Asset Management would be at the rates of .90% and
 .182%, respectively, reflecting a total of 1.082%. Under the proposed amendments, the corresponding new rates would be .809% and .273%, respectively, totaling the same 1.082%. If the Fund's average weekly net assets invested in securities of South African issuers were alternatively, for example, 85%, under the current agreements Alliance would receive an annualized fee of .90% and Sanlam Asset Management would receive an annualized fee of .18%, reflecting an aggregate of 1.08%, whereas under the proposed amendments, Alliance would receive an annualized fee of .81% and Sanlam Asset Management would receive an annualized fee of .27%, for the same aggregate annualized total of 1.08%.

  The staff of the Division of Investment Management of the Securities and Exchange Commission has recently indicated that it does not object to the amendment of investment advisory agreements of registered investment companies, such as the Fund, without approval of the investment companies' stockholders where, as proposed for the Fund, the amendments involve only the reallocation of advisory fees between an adviser and sub-adviser without an increase in the Fund's aggregate management fees. On this basis, stockholder approval of the proposed amendments to the fee arrangements under both the Investment Management Agreement and the Sub-Advisory Agreement would not be required. Under the terms of the Sub-Advisory Agreement (but not the Investment Management Agreement), however, stockholder approval is required for any amendment. Therefore, the Fund is seeking approval from its stockholders for the proposed amendment to increase the sub-advisory fee payable to Sanlam Asset Management.

  To avoid the expense and delay involved in obtaining stockholder approval of future amendments to the Sub-Advisory Agreement where such approval would not be required by the Act, and to conform the amendment provisions of the Investment Management Agreement and the Sub-Advisory Agreement, Alliance also recommended at the February 27, 1998 meeting that the Directors approve an amendment to the Sub-Advisory Agreement to remove the requirement for stockholder approval of any future amendment thereto, if such approval is not required by the Act. This amendment would permit future reallocations of advisory and sub-advisory fees not involving an increase in the aggregate fees payable by the Fund to be effected only by the Fund's Directors. The protections of the Act, such as the requirement that any increase in the aggregate advisory fees to be paid by the Fund be approved by the Fund's stockholders, would still apply.

  In addition, at the February 27, 1998 meeting, Alliance recommended that the Directors approve amendments to the Sub-Advisory Agreement to conform to the foregoing amendments, to update various provisions, to clarify the meaning of "South African issuers" for purposes of the sub-advisory fee computation, and to clarify by reference to applicable law when the Sub-Advisory Agreement would be considered transferred, assigned or sold and therefore considered automatically terminated.

  Based upon Alliance's recommendation, the Board of Directors concluded that the proposed amendments to the Sub-Advisory Agreement would be in the best interests of the Fund and its stockholders. Accordingly, the Directors unanimously approved, and recommend to the stockholders of the Fund for their approval, the proposed amendments to the Sub-Advisory Agreement to become effective immediately upon approval by the stockholders. The Directors also unanimously approved the corresponding decrease in fees payable under the Investment Management Agreement effective immediately upon approval by the stockholders of the related amendments to the Sub-Advisory Agreements. If the stockholders do not approve Proposal Three, the Sub-Advisory Agreement and Investment Management Agreement will remain unchanged.

  A copy of the Sub-Advisory Agreement, with the proposed amendments indicated, is attached hereto as Exhibit A.

CERTAIN INFORMATION REGARDING SOUTH AFRICAN NATIONAL LIFE ASSURANCE COMPANY AND SANLAM ASSET MANAGEMENT

  Sanlam Asset Management is an indirect wholly-owned subsidiary of the South African National Life Assurance Company ("Sanlam"), the second largest life assurance company in South Africa. The principal address of Sanlam is P.O. Box 1, Sanlamhof, 7532 Cape Town, South Africa. Sanlam was established in 1918 and its primary business is the selling of life insurance and pension products. At December 31, 1997, the aggregate assets of Sanlam exceeded R139.8 billion (approximately US$28.7 billion) and Sanlam employed approximately 14,300 persons. At that date, Sanlam and its affiliates managed funds and accounts with approximately R84 billion (approximately US$17.2 billion) invested in South African equity securities and R44 billion (approximately US$9 billion) in other interest bearing investments. In addition to these assets, at December 31, 1997, Sanlam managed 13 unit trusts with total assets of more than R4.7 billion (approximately US$980 million).

  The names, addresses and principal occupations of each of the directors and the principal executive officer of Sanlam Asset Management are set forth below.

  The directors of Sanlam are:

  Gerrit Erasmus Smit, 52 Gracechurch Street, London EL3V OEH, United Kingdom. Mr. Smit, who is General Manager--International Investments of Sanlam Asset Management, is the principal executive officer of Sanlam Asset Management.

  Sir Howard Davis, CMG OBE, 7/G Jumoers Building, Rosia Road, Gibraltar, is currently retired.

  Approval of Proposal 3 requires the affirmative vote of the lesser of (i) 67% or more of the voting securities of the Fund present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, and (ii) more than 50% of the outstanding voting securities of the Fund.

  THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE STOCKHOLDERS OF THE FUND VOTE FOR THE PROPOSED AMENDMENTS TO THE SUB-ADVISORY AGREEMENT.

  INFORMATION ABOUT THE PRINCIPAL OFFICERS, THE INVESTMENT ADVISER, THE SUB-
                   ADVISER AND THE ADMINISTRATOR OF THE FUND

  The principal officers of the Fund and their principal occupations during the past five years are set forth below. Each of the officers listed below serves as an officer of one or more of the other registered investment companies sponsored by Alliance.

  Dave H. Williams, Chairman and President (see Proposal One, "Election of the Directors," at page 3 for biographical information).

  Norman S. Bergel, Senior Vice President, 47, a Vice President of ACMC since prior to 1993; Director and a Senior Vice President of Alliance Capital Limited ("ACL") since prior to 1993.

  Mark H. Breedon, Senior Vice President, 44, a Vice President of ACMC since prior to 1993, Director and a Senior Vice President of ACL since prior to 1993.

  Francis P. Reeves, 23, Vice President, a Vice President of ACL, with which he has been associated since March 1996. Prior thereto, he was an investment adviser for Citibank and an assistant trader for Mitsubishi Finance International.

  Mark D. Gersten, Treasurer and Chief Financial Officer, 47, a Senior Vice President of Alliance Fund Services, Inc. ("AFS"), with which he has been associated since prior to 1993.

  Edmund P. Bergan, Jr., Secretary, 47, a Senior Vice President and the General Counsel of Alliance Fund Distributors, Inc. and AFS, with which he has been associated since prior to 1993.

  The address of Messrs. Williams and Bergan is c/o Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105. The address of Mr. Bergel is c/o Alliance Capital Management International, 53 Stratton Street, London, W1X 6JJ. The address of Messrs. Breedon and Reeves is c/o Alliance Capital Limited, 53 Stratton Street, London, W1X 6JJ. The address of Mr. Gersten is c/o Alliance Fund Distributors, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094.

  The Fund's investment adviser is Alliance Capital Management L.P., with principal offices at 1345 Avenue of the Americas, New York, New York 10105. The Fund's sub-adviser is Sanlam Asset Management (Gilbraltar) Limited, with principal offices at Suite 110, Neptune House, Marina Bay, Gilbraltar. The Fund's administrator is Princeton Administrators L.P., with principal offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 30(h) of the Act and the rules under Section 16 of the Securities Exchange Act of 1934, as amended require that the Directors and officers of the Fund and the Directors of ACMC, among others, file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of shares of the Fund. For the fiscal year ended November 30, 1997, an initial report on Form 3 was filed late on behalf of Mr. Francis P. Reeves. The Form 3 did not relate to any transactions.

                     SUBMISSION OF PROPOSALS FOR THE NEXT
                        ANNUAL MEETING OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Fund must be received by the Fund by November 23, 1998 for inclusion in the Fund's proxy statement and form of proxy relating to that meeting. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Stockholder proposals are subject to certain regulations under federal securities laws.

                                 OTHER MATTERS

  Management of the Fund does not know of any matters to be presented at the Meeting other than those mentioned in this Proxy Statement. If any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

  According to information filed with the Securities and Exchange Commission, as of December 31, 1997, the following persons were the beneficial owners of more than 5% of the Fund's common stock:

        NAME AND ADDRESS                      AMOUNT OF BENEFICIAL  PERCENT OF
       OF BENEFICIAL OWNER                         OWNERSHIP       COMMON STOCK
       -------------------                    -------------------- ------------
President and Fellows of Harvard College            595,900            9.9%
 c/o Harvard Management Company, Inc.
 600 Atlantic Avenue
 Boston, Massachusetts 02210
City of London Investment Management Company        528,020            8.8%
 Limited
 10 Eastcheap
 London EC3M IAJ
 England
The State Teachers Retirement Board of Ohio         373,100           6.22%
 275 East Broad Street
 Columbus, Ohio 43215
Lazard Freres & Co. LLC                             301,600           5.02%
 30 Rockefeller Plaza
 New York, New York 10020

                            REPORTS TO STOCKHOLDERS

  The Fund will furnish each person to whom the proxy statement is delivered with a copy of the Fund's latest annual report to stockholders upon request and without charge. To request a copy, please call Alliance Fund Services at (800) 227-4618 or contact Christina Santiago at Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105.

                                          By order of the Board of Directors,

                                          Edmund P. Bergan, Jr.
                                           Secretary

March 23, 1998
New York, New York

                                                                      EXHIBIT A

                            SUB-ADVISORY AGREEMENT

 (DIFFERENCES BETWEEN THE CURRENT SUB-ADVISORY AGREEMENT AND THE AMENDED SUB-
  ADVISORY AGREEMENT PURSUANT TO PROPOSAL THREE ARE REFLECTED BY UNDERSCORING
                     ADDITIONS AND BRACKETING [DELETIONS])

  AGREEMENT made as of the 25th day of February, 1994, as amended as of the
day of       , 1998, by and among The Southern Africa Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, Alliance Capital Management L.P., a Delaware limited partnership (the "Investment Manager"), and Sanlam Asset Management (Gibraltar) Limited, a corporation organized under the laws of Gibraltar (the "Sub-Adviser").

                                  WITNESSETH:

  WHEREAS, the Fund has entered into an Investment Management Agreement (the "Management Agreement") with the Investment Manager pursuant to which the Fund has engaged the Investment Manager to manage the investment and reinvestment of the Fund's assets (the "portfolio assets"); and

  WHEREAS, as permitted under the Management Agreement, the Fund desires the Investment Manager to utilize the services of the Sub-Adviser as sub-adviser with respect to certain portfolio assets; and

  WHEREAS, the Sub-Adviser is willing to perform such services on the terms and conditions hereinafter set forth;

  NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

    1. The Sub-Adviser shall furnish to the Fund and the Investment Manager as the Fund or the Investment Manager shall reasonably require from time to time (i) information, investment recommendations, advice and assistance with respect to the Fund's investment in both new or outstanding, listed or unlisted, securities of [the] Republic of South Africa [("South Africa")] issuers within the meaning of the Fund's prospectuses dated February 25, 1994 ("South African issuers"), [(the "Prospectus"),] including data, analyses and other information regarding particular issuers and securities and (ii) information concerning the political situation and developments, and economic conditions, statistics and forecasts in and for South Africa. Information to be furnished by the Sub-Adviser to the Fund and Investment Manager shall also include information obtained through public or private sources concerning the integrity and standing of officials and of particular issuers of both new and outstanding securities, their officers and directors. The Sub-Adviser's activities under this Agreement will at all times be subject to the supervision and direction of the Investment Manager.

    2. In consideration of the services to be performed by the Sub-Adviser hereunder, the Sub-Adviser shall receive from the Fund a fee, calculated and paid quarterly, at an annualized rate of

  .20% (.30% for periods on and after the date of approval by the Fund's stockholders of the amendment of this Agreement to such rate) of the greater of (i) the Fund's average weekly net assets invested in securities of South African issuers or (ii) 90% of the Fund's average weekly net assets. For purposes of the calculation of such fee, average weekly net assets shall be determined on the basis of the average net assets of the Fund for each weekly period (ending on Friday) ending during the quarter. The net assets for each weekly period are determined by averaging the net assets on the Friday of such weekly period with the net assets on the Friday of the immediately preceding weekly period. When a Friday is not a business day for the Fund, then the calculation will be based on the Fund's net assets on the business day immediately preceding such Friday. Such fee shall be payable in arrears on the last day of each calendar quarter for services performed hereunder during such quarter. For purposes of this Agreement, a business day shall be a day on which stock exchanges in the United States are open for business. If this Agreement or an amendment thereto with respect to the calculation of the fee payable to the Sub-Adviser hereunder becomes effective after the beginning of a quarter, or this Agreement terminates prior to the end of a quarter, [such]the fee for the quarter at the proper rate in effect for any relevant portion thereof shall be pro-rated according to the proportion which such portions of the quarter bear[s] to the full quarter.

    3. The Sub-Adviser will bear all of its expenses in connection with the performance of its services hereunder and will from time to time at its sole expense employ or associate with itself such persons as it believes to be particularly fitted to assist it in the execution of its duties. The Investment Manager will be responsible for all expenses which it has agreed to bear pursuant to the Management Agreement.

    4. The Sub-Adviser is, and at all times during the term of this Agreement shall be, duly registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and not prohibited by the Advisers Act or the Investment Company Act of 1940, as amended (the "Investment Company Act") or the rules and regulations under such Acts, from acting as Sub-Adviser for the Fund as contemplated by the Fund's [P]prospectuses as referred to above and this Agreement. The Sub-Adviser agrees that it will be in full compliance with any provisions of the Investment Company Act and the Advisers Act, applicable to it and its directors, officers or employees, and to interested persons with respect to it.

    5. For a period of five years following the initial effective date of this Agreement, neither the Sub-Adviser, nor any affiliate under the control of the Sub-Adviser, shall, without the prior written consent of the Investment Manager, provide any services of the nature described in Section 1 hereof to any investment company which is authorized to invest 65% or more of its assets in South African securities, the shares of which are listed on any recognized stock exchange in the United States or any other country outside South Africa, other than the Fund. Except as provided in the preceding sentence, and except to the extent necessary to perform its obligations hereunder, nothing shall be deemed to limit or restrict the Sub-Adviser's right or the right of any of the Sub-Adviser's employees, officers or directors, to engage in any other business or devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature and to render services of any kind to any other trust, corporation, firm, individual or association.

    6. Nothing herein shall be construed as constituting the Sub-Adviser an agent of the Investment Manager or the Fund or requiring the Sub-Adviser to take or refrain from taking any action that would cause the Sub-Adviser to be in violation of the laws of South Africa or any other law applicable to the Sub-Adviser in connection with its duties hereunder.

    7. The Sub-Adviser shall be entitled to rely on information reasonably believed by it to be accurate and reliable. It is agreed that, except as may otherwise be provided by the Investment Company Act, neither the Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-Adviser against any liability to the Fund or the Investment Manager to which it would otherwise be subject by reason of fraudulent activities, willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of its reckless disregard of its obligations and duties hereunder.

    8. This Agreement [shall become effective on the date on which the Fund's pending Registration Statement on Form N-2 relating to its shares becomes effective and] shall continue in effect until January 31, 199[6]9 and thereafter for successive twelve month periods (computed from each February
  1) provided that such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are not parties to the Agreement or interested persons of any such party (other than as Directors of the Fund), cast in person at a meeting called for the purpose of voting on such approval and (ii) the Fund's Board of Directors or the holders of a majority of the outstanding voting securities of the Fund, and provided further, however, that if the continuation of this Agreement is not approved, the Sub-Adviser may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. This Agreement may nevertheless be terminated at any time, without penalty, by the Fund's Board of Directors or by vote of holders of a majority of the outstanding voting securities of the Fund, upon sixty days' written notice delivered or sent by registered mail, postage prepaid, to the Sub-Adviser, at its address for purposes of Section 10, or by the Sub-Adviser upon sixty days' written notice to the Investment Manager or the Fund at the address for each of them for purposes of Section
  10. Any such notice shall be deemed given when received by the addressee.

    9. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by any party hereto, and this Agreement shall terminate automatically in [any such]the event of any such transfer, assignment, sale, hypothecation or pledge by you. The term "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed hereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder. [It may be amended by mutual written agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund and (ii) the Fund's Board of Directors, including a majority of the members of the Board of Directors who are not parties to the Agreement or interested persons of any such party (other than as Directors of the Fund), cast in person at a meeting called for the purpose of voting on such amendment.]

    10. This Agreement and any disputes arising hereunder shall be governed by the laws of the State of New York without any effect being given to New York's choice of law rules, provided, however, that nothing herein shall be construed as being inconsistent with the Investment Company Act. As used herein the terms "interested person", "assignment", and "vote of the holders of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act. The parties hereto hereby consent to the jurisdiction of the state and federal courts of New York and provide that the exclusive forum for any such disputes shall be in the Supreme Court of the State of New York, New York County, or the United States District Court for the

  Southern District of New York. Any service of process and legal papers, including a summons and complaint and subpoenas, shall be deemed to be good and effective service on any party hereto by both facsimile transmission of a true copy thereof to such party at the address for the party set forth on Attachment A hereto or to any other address of which such party shall have notified the other parties by the foregoing procedure and by mailing a copy thereof to such address.

  IN WITNESS WHEREOF, this Agreement has been entered into the day and year first above written.

                                          The Southern Africa Fund, Inc.

                                                 /s/ Edmund P. Bergan, Jr.
                                          By __________________________________
                                            Name:
                                            Title:

                                          Alliance Capital Management L.P.

                                          By Alliance Capital Management
                                             Corporation,   its General
                                             Partner

                                                    /s/ John D. Carifa
                                          By __________________________________
                                            Name:
                                            Title:

                                          Sanlam Asset Management (Gibraltar)
                                           Limited

                                                   /s/ Prieur de Plessis
                                          By __________________________________
                                            Name: Prieur du Plessis
                                            Title:Director

  The Fund, the Investment Manager and the Sub-Adviser hereby agree to the amendment of the foregoing Agreement as set forth above effective as of the
day of       , 1998.

                                          The Southern Africa Fund, Inc.


                                          By __________________________________
                                            Name:
                                            Title:

                                          Alliance Capital Management L.P.

                                          By Alliance Capital Management
                                             Corporation,   its General
                                             Partner


                                          By __________________________________
                                            Name:
                                            Title:

                                          Sanlam Asset Management (Gibraltar)
                                           Limited


                                          By __________________________________
                                            Name:
                                            Title:

                                                                    ATTACHMENT A

                         The Southern Africa Fund, Inc.
                         1345 Avenue of the Americas
                         New York, New York 10105
                         (212) 554-4639

                         Alliance Capital Management L.P.
                         1345 Avenue of the Americas
                         New York, New York 10105
                         (212) 554-4613

                         Sanlam Asset Management (Gibraltar) Limited
                         Suite 110
                         Neptune House
                         Marina Bay
                         Gibraltar
                         (350) 42500

TABLE OF CONTENTS                                                           PAGE
--------------------------------------------------------------------------------
Introduction..............................................................    1
Proposal One: Election of Directors.......................................    2
Proposal Two: Ratification of Selection of Independent Auditors...........    7
Proposal Three: Approval of Amendments to the Sub-Advisory Agreement Among
 the Fund, Alliance and Sanlam Asset Management...........................    7
Information About the Principal Officers, the Investment Adviser, the Sub-
 Adviser and the Administrator of the Fund................................   10
Submission of Proposals for the Next Annual Meeting of Stockholders.......   11
Other Matters.............................................................   11
Reports to Stockholders...................................................   13
Exhibit A (Sub-Advisory Agreement)........................................  A-1


                        THE SOUTHERN AFRICA FUND, INC.



-------------------------------------------------------------------------------

                          [LOGO OF ALLIANCE CAPITAL]

                       Alliance Capital Management L.P.
-------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT APRIL 30, 1998

                            APPENDIX

                 THE SOUTHERN AFRICA FUND, INC.

  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 30, 1998

                              PROXY

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints each of Christina Santiago and Carol H. Rappa as proxies, each with the power to appoint her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all the Common Stock of The Southern Africa Fund, Inc. (the "Fund") held of record by the undersigned on February 20, 1998 at the Annual Meeting of Stockholders of the Fund to be held at 11:00 a.m., Eastern Standard Time on April 30, 1998 at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, and at all adjournments thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                             (Continued and to be signed on the
                              reverse side)

                             THE SOUTHERN AFRICA FUND, INC.
                             P.O. BOX 11372
                             NEW YORK, N.Y.  10203-0372

                          FOR all      WITHHOLD      *EXCEPTIONS
                          nominees     AUTHORITY
                          listed below to vote for
                                       all nominees
                                       listed below
1.  Election of Directors   /   /            /   /        /   /

Nominees:  Class Three to serve until 2001.

T.N. Chapman, David D.T. Hatendi, Dr. Reba W. Williams

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME
IN THE SPACE PROVIDED BELOW.)

*Exceptions ____________________________________________________

2. Ratification of the selection of Ernst & Young LLP as the independent auditors for the Fund for the fiscal year ending
    November 30, 1998.

                         FOR          AGAINST         ABSTAIN
                         /   /        /   /           /   /

3.  Approval of amendments to the Sub-Advisory Agreement dated
    February 25, 1994 among the Fund, Alliance Capital Management
    L.P. and Sanlam Asset Management (Gibraltar) Limited.

                         FOR          AGAINST         ABSTAIN
                         /   /        /   /           /   /

4. In the discretion of such proxies, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Change of Address and/or
    Comments Mark Here   /   /

Please sign this proxy in the space provided below. Execution by stockholders who are not individuals must be made by an authorized signatory.

Dated: _________________________, 199_

______________________________________
         Name of Stockholder

______________________________________
         Signature

Votes must be indicated (x) in Black or Blue ink.  / X /

Please Sign, Date and Return Promptly in the Enclosed Envelope -
No Postage is Required.



















































                                2
00250160.AZ4